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                                                                    EXHIBIT 23.1

                          DAVIS ACCOUNTING GROUP, P.C.
                       A CERTIFIED PUBLIC ACCOUNTING FIRM
         1957 WEST ROYAL HUNTE DRIVE, SUITE 150, CEDAR CITY, UTAH 84720
                       (435) 865-2808 o FAX (435) 865-2821

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Mr. Michael A. Sawtell, Chief Executive Officer and Director
The Family Post, Inc.
1 Peters Canyon, Suite 150
Irvine, California 92606

Dear Mr. Sawtell,

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in Amendment No. 2 of the Current Report of Digital Post Interactive, Inc. on Form 8-K/A of our report on the financial statements of The Family Post, Inc. as its registered independent auditors dated January 12, 2007, as of and for the period ended December 31, 2005.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
February 19, 2007.